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                                                                     EXHIBIT 4.1

                                  SUBSCRIPTION
                                    DOCUMENT

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                              SI TECHNOLOGIES, INC.
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Please read all instructions and the terms and conditions of your Private
Placement Memorandum (the "Offering Memorandum") and all its attachments carefully before filling out this application. Furthermore, please review the Subscription Supplement which is attached as an Exhibit to the Offering Memorandum and the terms of which are incorporated by reference into and made part of this Subscription Document. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Offering Memorandum. If you need assistance, please call the Dealer Manager, as defined in the Offering Memorandum.

[x]  When application is complete, send or wire your investment to:
     ALL DOCUMENTS AND CHECKS (EXCEPT WIRES)           WIRE INSTRUCTIONS:
     SHOULD BE SENT TO:






[x]  Make Checks payable to

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 I.                                               ACCOUNT REGISTRATION - CHECK ONE
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  [ ]    INDIVIDUAL        [ ]    JOINT REGISTRATION          [ ]    PENSION OR PROFIT           [ ]    CORPORATION, PARTNERSHIP,
         ACCOUNT                                                     SHARING                            TRUST, ASSOCIATION OR
                                                                                                        OTHER ENTITY

                           [ ]    Joint Tenant with           [ ]    IRA
                                  Right of Survivorship



                           [ ]    Tenants in Common

                           [ ]    Tenants by Entirety

                           [ ]    Community Property


________________________________________________________________
Name of APPLICANT, CUSTODIAN, CORPORATION, TRUST or BENEFICIARY

                                 M or F   _____________  _______________________  [ ]                   PLEASE PUT A CHECK NEXT
                                          Date of Birth  Soc. Sec. or Tax ID #                          TO THE SOC. SEC. # OR TAX
                                                                                                        ID. # RESPONSIBLE FOR
                                                                                                        TAXES.  WE WILL REPORT
                                                                                                        THIS NUMBER TO THE IRS.

________________________________________________________________________________
Name of JOINT TENANT or TRUSTEE (if applicable)

                                 M or F   _____________  _______________________  [ ]
                                          Date of Birth  Soc. Sec. or Tax ID #

________________________________________________________________________________                ____________________________________
Name of ADDITIONAL TRUSTEE (if applicable)                                                       Date of Trust


Marital Status (please check one)  [ ] Single      [ ] Married      [ ] Separated     [ ] Divorced


$________________ INVESTMENT AMOUNT (Number of Units X $25,000 per Unit; Minimum of $25,000
                  unless approved by SI Technologies, Inc. (the "Corporation")).



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 I.                    ACCOUNT REGISTRATION - (CONTINUED)
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                                  HOME ADDRESS

________________________________________________________________________________
Street Address                                                       Unit Number

______________________________________________________    ___________---________
City                                         State         ZIP+4

___________________________________________
Home Phone Number (with Area Code)

                                BUSINESS ADDRESS

________________________________________________________________________________
Name of Company

________________________________________________________________________________
Street Address                                                      Suite Number

______________________________________________________    ___________---________
City                                         State         ZIP+4

___________________________________________
Business Phone Number (with Area Code)


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 II.                  ALTERNATIVE DISTRIBUTION INFORMATION
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To direct distributions to a party other than the registered owner, complete the information below.

Name of Firm (Bank or Brokerage):_______________________________________________

Account Name:___________________________________________________________________

Account Number:_________________________________________________________________

Address:________________________________________________________________________

City, State ZIP:________________________________________________________________

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 III.                        SUBSCRIPTION DOCUMENT
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   You as an individual or you on behalf of the subscribing entity are being asked to complete this Subscription Document so a determination can be made as to whether or not you (it) are qualified to purchase Units under applicable federal and state securities laws.

   YOUR ANSWERS TO THE QUESTIONS CONTAINED HEREIN MUST BE TRUE AND CORRECT IN ALL RESPECTS, AND A FALSE REPRESENTATION BY YOU MAY CONSTITUTE A VIOLATION OF LAW FOR WHICH A CLAIM FOR DAMAGES MAY BE MADE AGAINST YOU.

   Your answers will be kept strictly confidential; however, by signing this Subscription Document, you will be authorizing the Corporation to present a completed copy of this Subscription Document to such parties as they may deem appropriate in order to make certain that the offer and sale of the Units will not result in a violation of the Securities Act of 1933, as amended, or of the securities laws of any state.

   This Subscription Document does not constitute an offer to sell or a solicitation of an offer to buy Units or any other security.

   ALL QUESTIONS MUST BE ANSWERED. If the appropriate answer is "None" or "Not Applicable", please state so. Please print or type your answers to all questions and attach additional sheets if necessary to complete your answers to any item. Please initial any correction.

________________________________________________________________________________

INDIVIDUAL SUBSCRIBERS:

If the Units subscribed for are to be owned by more than one person, you and the other co-subscriber must each complete a separate Subscription Document (except if the co-subscriber is your spouse) and sign the Signature Page annexed hereto. If your spouse is a co-subscriber, you must indicate your spouse's name and social security number.

CORPORATIONS, PARTNERSHIPS, PENSION PLANS AND TRUSTS:

The information requested herein relates to the subscribing entity and not to you personally (unless otherwise determined in the ACCREDITED INVESTOR STATUS section).

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 IV.                       ACCREDITED INVESTOR STATUS
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       IF YOU MEET ANY OF THE FOLLOWING TESTS, PLEASE CHECK THE APPROPRIATE
SPACES BELOW.

I. INDIVIDUAL ACCOUNTS

   I certify that I am an "accredited investor" because:

   A. _______ I had an individual income of more than $200,000 in each of the two most recent calendar years, and I reasonably expect to have an individual income in excess of $200,000 in the current calendar year; or my spouse and I had joint income in excess of $300,000 in each of the two most recent calendar years, and we reasonably expect to have a joint income in excess of $300,000 in the current calendar year.

   B. _______ I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000 (including home and personal property).

   For purposes of this Subscription Document, "individual income" means "adjusted gross income" as reported for Federal income tax purposes, exclusive of any income attributable to a spouse or to property owned by a spouse, and increased by the following amounts: (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code and
(iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Sections 1202 of the Internal Revenue Code as it was in effect prior to enactment of the Tax Reform Act of 1986.

   For purposes of this Subscription Document, "joint income" means, "adjusted gross income," as reported for Federal income tax purposes, including any income attributable to a spouse or to property owned by a spouse, and increased by the following amounts: (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1896, as amended (the "Code"), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code as it was in effect prior to enactment of the Tax Reform Act of 1986.

   For the purposes of the Subscription Document, "net worth" means (except as otherwise specifically defined) the excess of total assets at fair market value, including home and personal property, over total liabilities, including mortgages and income taxes on unrealized appreciation of assets.

II.    CORPORATIONS, PARTNERSHIPS, EMPLOYEE BENEFIT PLANS OR IRAS

   A. Has the subscribing entity been formed for the specific purpose of
investing in the Units?                                   [ ] YES     [ ] NO

   If your answer to question A is "No" CHECK whichever of the following statements (1-5) is applicable to the subscribing entity. If your answer to question A is "Yes" the subscribing entity must be able to certify to statement
(B) below in order to qualify as an "accredited investor".

       The undersigned entity certifies that it is an "accredited investor" because it is:

   1. _______ an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, provided that the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, and the plan fiduciary is a bank, savings and loan association, insurance company or registered investment adviser; OR

   2. _______ an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 that has total assets in excess of $5,000,000; OR

   3. _______ each of its shareholders, partners, or beneficiaries meets at least one of the following conditions described above under INDIVIDUAL ACCREDITED INVESTOR STATUS. Please also CHECK the appropriate space in that section; OR (NOTE: INCOME STATEMENT MUST BE COMPLETED FOR EACH SHAREHOLDER, PARTNER OR BENEFICIARY)

   4. _______ the plan is a self directed employee benefit plan and the investment decision is made solely by a person that meets at least one of the conditions described above under INDIVIDUAL ACCREDITED INVESTOR STATUS; OR (NOTE: INCOME STATEMENT MUST BE COMPLETED FOR EACH SUCH PERSON)

   5. _______ a corporation, a partnership or a Massachusetts or similar business trust with total assets in excess of $5,000,000.

   B. If the answer to Question A above is "Yes", please certify the statement below is true and correct:

   _______ The undersigned entity certifies that it is an accredited investor because each of its shareholders or beneficiaries meets at least one of the following conditions described above under INDIVIDUAL ACCREDITED INVESTOR STATUS. Please also CHECK the appropriate space in that section.

III.   TRUST ACCOUNTS

   A. Has the subscribing entity been formed for the specific purpose of
investing in the Units?                                   [ ] YES     [ ] NO

If your answer to question A is "No" CHECK whichever of the following statements (1-3) is applicable to the subscribing entity. If your answer to question A is "Yes" the subscribing entity must be able to certify to the statement (3) below in order to qualify as an "accredited investor".

   The undersigned trustee certifies that the trust is an "accredited investor" because:

_______ 1) the trust has total assets in excess of $5,000,000 and the investment decision has been made by a "sophisticated person"; OR

_______ 2) the trustee making the investment decision on its behalf is a bank as defined in Section 3(a)(2) of the Act, a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, acting in its fiduciary capacity; OR

_______ 3) the undersigned trustee certifies that the trust is an accredited investor because the grantor(s) of the trust may revoke the trust at any time and regain title to the trust assets and has (have) retained sole investment control over the assets of the trust and the (each) grantor(s) meets at least one of the following conditions described above under INDIVIDUAL ACCREDITED INVESTOR STATUS. Please also CHECK the appropriate space in that section. (NOTE:
FOR EACH GRANTOR AN INCOME STATEMENT MUST BE COMPLETED)



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
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 V.           INCOME STATEMENT - (ROUND OFF TO THE NEAREST $5,000)
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Please specify the amount of your:  [ ] Individual   [ ] Joint       [ ] Trust

                                    [ ] Beneficiary  [ ] Shareholder [ ] Partner

income (defined in page 2: Accredited Investor Status) in calendar years 1996 and 1997 and your projected income for 1998.

       1996         $____________________
       1997         $____________________
       1998         $____________________ (projected)


Current occupation (position or title and duties):

Name of Business:____________________________________

Name of Employer:____________________________________       Telephone number (___)________-________

Former employment (if current employment is less than five years):

Name of Employer:____________________________________       Position or Title:_____________________

Nature of Duties:____________________________________       Period Employed:___________to__________

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 VI.                         INVESTMENT EXPERIENCE
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The following information is to be provided by the individual making the investment decision or the person acting on behalf of the corporation, partnership, individual retirement account, employee benefit plan or trust.

1. Business or professional education (school, dates of attendance, degrees):
________________________________________________________________________________
________________________________________________________________________________

2. Details of any training or experience in financial, business or tax matters not disclosed in Item 1 immediately above:
________________________________________________________________________________
________________________________________________________________________________

3. Please indicate the frequency of your investment in marketable securities:

   [ ] Often        [ ] Occasionally         [ ] Seldom          [ ] Never

4. Please state the approximate number and total dollar amount of the following types of investments in which you have participated:

   a. restricted (non-traded) stock or notes:

            Number ___________________         Amount Invested:   $ ___________________

   b. private placements of securities sold in reliance upon non-public offering exemption from registration under the Securities Act of 1933:

            Number ___________________         Amount Invested:   $ ___________________

5. Please initial the appropriate alternative:

_______ ALTERNATIVE ONE: I have such knowledge and experience in financial and business matters and in private placement investments in particular that I am capable of evaluating the merits and risks of an investment in the Units and do not desire to use a purchaser representative in connection with evaluating such merits and risks. I understand, however, that the Corporation may request that I use a purchaser representative.

_______ ALTERNATIVE TWO: I intend to use the services of a purchaser representative(s) in connection with evaluating the merits and risks of an investment in the securities and hereby appoint such person(s) to act as my purchaser representative(s) in connection with my proposed purchase of Units.
(PLEASE CONTACT THE CORPORATION FOR FURTHER INSTRUCTIONS.) Name of Purchaser
Representative If Alternative Two chosen:

_________________________________________________________   Telephone number (_____)__________-__________



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 VII.                            CERTIFICATIONS
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     I certify that the information contained herein above is complete and accurate and may be relied on by the Corporation. I will notify the Corporation promptly of any material change in any of such information.

     Under penalties of perjury, I certify that (1) my taxpayer identification number shown in this Subscription Document is correct and (2) I am not subject to backup withholding because (a) I have not been notified that I am subject to backup withholding as a result of a failure to report all interest and dividends or (b) the Internal Revenue Service has notified me that I am no longer subject to backup withholding. (If you have been notified that you are subject to backup withholding and the Internal Revenue Service has not advised you that backup withholding has been terminated, strike out item (2).)

BY SIGNING, I ACKNOWLEDGE THAT I HAVE CAREFULLY REVIEWED THE OFFERING MEMORANDUM INCLUDED HEREWITH AND AM BOUND BY THE TERMS OF THIS SUBSCRIPTION DOCUMENT AND SUBSCRIPTION SUPPLEMENT.

                          . . . . . . . . . . . . . . .







                      [THIS SPACE INTENTIONALLY LEFT BLANK]



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 VIII.                             SIGNATURES
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THE SUBSCRIPTION DOCUMENT CONTAINS VARIOUS STATEMENTS AND REPRESENTATIONS BY
SUBSCRIBERS AND SHOULD BE CAREFULLY REVIEWED IN ITS ENTIRETY BEFORE EXECUTING THIS SIGNATURE PAGE.

I hereby certify that I have reviewed and am familiar with the terms of the Subscription Document. THIS SUBSCRIPTION DOCUMENT INCORPORATES BY REFERENCE THE FORM OF SUBSCRIPTION SUPPLEMENT ATTACHED AS AN EXHIBIT TO THE OFFERING MEMORANDUM. I AGREE TO BE BOUND BY ALL OF THE TERMS AND CONDITIONS OF THIS SUBSCRIPTION DOCUMENT AND THE SUBSCRIPTION SUPPLEMENT.

Dated_______________________________  199_____

________________________________________________________________________________
Print name of individual subscriber, custodian, corporation, trustee

________________________________________________________________________________
Signature of individual subscriber, authorized person, trustee

________________________________________________________________________________
Print name of co-subscriber, authorized person, co-trustee if required by trust instrument

________________________________________________________________________________
Signature of co-subscriber, authorized person, co-trustee if required by trust instrument

________________________________________________________________________________

INVESTMENT AUTHORIZATION. The undersigned corporation, partnership, benefit plan or IRA has all requisite authority to acquire the Units hereby subscribed for and to enter into the Subscription Document, and further, the undersigned officer, partner or fiduciary of the subscribing entity has been duly authorized by all requisite action on the part of such entity to execute these documents on its behalf. Such authorization has not been revoked and is still in full force and effect.

Check Box:   [ ] Yes      [ ] No       [ ]  Not Applicable


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 IX.                              NOTARIZATION
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STATE OF                              )
                                      )   ss.
COUNTY OF                             )

   On _________________________________, 199____, before me,____________________
____________________________________, personally appeared ,
________________________________________________________________________________

  [ ]  personally known to me
  [ ]  proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.


                                             Signature of Notary

                          CAPACITY CLAIMED BY SIGNER:


      [ ] Individual(s)                      [ ] Attorney-In-Fact
      [ ] Partner(s)                         [ ] Subscribing Witness
      [ ] Trustee(s)                         [ ] Guardian/Conservator
      [ ] Corporate______________________    [ ] Other:_________________________
          Officer(s)_____________________    ___________________________________
                          Title(s)           ___________________________________

                             SIGNER IS REPRESENTING:

Name of Person(s) or Entity(ies):_______________________________________________
________________________________________________________________________________

Notary: Please fill in state, county, date and names of all persons signing and affix notarial seal.



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 X.                    VERIFICATION OF ACCOUNT EXECUTIVE
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   I state that I am familiar with the financial affairs and investment objectives of the investor named above and reasonably believe that a purchase of the Units is a suitable investment for this investor and that the investor, either individually or together with his or her purchaser representative, understands the terms of and is able to evaluate the merits of this offering.
I acknowledge:

   (a) that I have reviewed the Subscription Document, Subscription Supplement, and attachments (if any) thereto;

   (b) that the Subscription Document and attachments thereto have been fully completed and executed by the appropriate party; and

   (c) that the subscription will be deemed received by SI Technologies, Inc. upon completion of the Subscription Document.


Broker/Dealer                                     Account Executive


_________________________________________         _________________________________________
(Name of Broker/Dealer)                           (Signature)


_________________________________________         _________________________________________
(Street Address of AE Office)                     (Print Name)


_________________________________________         _________________________________________
(City of AE Office)      (State)    (Zip)         (Representative I.D. Number)


(_____) _____________-_____________               _________________________________________
(Telephone Number of AE Office)                   (Date)



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